Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	Chief Executive Officer	Executive Vice President and
	(972) 364-8111	Chief Financial Officer
(972) 364-8217

CONCENTRA OPERATING CORPORATION REPORTS FOURTH QUARTER RESULTS

ADDISON, Texas, February 11, 2004 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2003. For the quarter, the Company reported revenue of $269,407,000 and Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) of $36,031,000. This represented an increase of 8% in revenue and 30% in Adjusted EBITDA as compared to the $250,092,000 in revenue and $27,663,000 in Adjusted EBITDA reported for the fourth quarter of 2002. Concentra computes Adjusted EBITDA in the manner prescribed by its bond indentures. A reconciliation of Adjusted EBITDA to net income is provided within this press release.

Operating income for the quarter grew by 35% to $23,601,000 from $17,506,000 in the year-earlier period. Net income for the fourth quarter was $13,520,000, as compared to a net loss of $6,063,000 in the fourth quarter of 2002. The Company’s provision for income taxes during the quarter reflected a one-time benefit of $4,503,000 associated with the release of its remaining deferred income tax asset valuation allowance.

For the full year, revenue increased 5% and Adjusted EBITDA grew 24%. Revenue for the year was $1,050,688,000 as compared to $999,050,000 in the prior year. Adjusted EBITDA was $153,270,000 as compared to $123,429,000 in 2002. Operating income for 2003 increased at a rate of 35% to $106,481,000 from $78,816,000 for the prior year. Net income for the full year was $43,289,000 as compared to a net loss of $9,608,000 for 2002. The prior year’s results included first quarter adjustments related primarily to a change in the Company’s estimate of accounts receivable reserves and, to a lesser extent, an adjustment for certain employee benefits, which together decreased revenue by $5,389,000 and net income and Adjusted EBITDA by $3,239,000.

“We’ve completed what was undoubtedly the strongest year in Concentra’s history. Our results reflect both the solid growth of our two primary business segments and the benefits we achieved from our cost reductions during the fall of 2002,” said Daniel Thomas, Concentra’s Chief Executive Officer. “During the final quarter of the year, continuing improvement in our same-center visit growth rates enabled our Health Services business to grow its revenue by 12%. We achieved a 4.8% growth in same-center visits and a 6.0% growth in same-center revenue during the quarter. With anticipated ongoing improvements in our nation’s employment trends, we should be well positioned to achieve continuing growth in Health Services in the months to come.

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Concentra Reports Fourth Quarter Results

February 11, 2004

“Strong growth in our Network Services business segment also contributed greatly to our financial performance during the quarter and the full year. Revenue for this key part of our business grew by 16% during the quarter and 13% for the year. This growth was directly the result of the implementation of a number of large new client accounts during the course of the year, an increase in business with existing customers and an increase in our overall effectiveness of achieving savings for our clients,” said Thomas.

“Our results were also aided significantly by improvements in our cost structure and productivity during the year. We’ve concentrated on managing our labor costs and other expenses in a manner that has enabled us to leverage our existing infrastructure and to improve our overall operating margins. As we enter 2004, we’re focused on continuing the programs that assisted us in creating a successful 2003.”

The Company also reported a reduction in its days sales outstanding (“DSO”) to 58 days at December 31st from 64 days at September 30th. When combining this change in DSO with its operating results and other working capital factors, the Company achieved an operating cash flow for the quarter of $63,016,000. This performance brought the Company’s net cash provided by operating activities for the full year to $113,588,000. Concentra had no borrowings outstanding under its $100 million revolving credit facility and $42,621,000 in cash and investments at December 31, 2003. The Company noted that due to the timing of interest payments, payroll dates and other factors, its operating cash flows are typically seasonal in nature, with the first quarter of each year producing the least operating cash flow and the fourth quarter producing the most.

During the fourth quarter, due primarily to its positive operating trends and the benefits of its re-financing transactions, the Company determined that a release of its deferred income tax asset valuation allowance was appropriate. As such, the Company recognized a non-cash credit through its tax provision of $4,503,000 during the fourth quarter. Additionally, in reviewing its deferred income tax asset valuation allowance for prior periods, the Company has restated the quarter ending December 31, 2002, to reflect a non-cash increase in this allowance and its provision for income taxes of $6,055,000. The implementation of this adjustment also resulted in restatements of the Company’s 2003 quarterly financial statements, which reflected increases in its deferred income tax asset valuation allowance and its provision for income taxes of $560,000, $253,000 and $3,573,000 for the first, second and third quarters, respectively. These changes to its deferred income tax valuation allowance did not affect its revenue, operating income, net cash flows provided by operations, Adjusted EBITDA, taxes payable or net operating loss carry-forwards. To reflect these changes, the Company intends to file an amended Form 10-K for 2002 and amended Forms 10-Q for 2003 during the first quarter of 2004.

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Concentra Reports Fourth Quarter Results

February 11, 2004

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and re-pricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to over 123,000 employer locations and 3,500 insurance companies, health plans and third party administrators nationwide.

A public, listen-only simulcast of Concentra’s fourth quarter conference call will begin at 9:00 a.m. Eastern Daylight Time tomorrow (February 12, 2004) and may be accessed via the Company’s web site, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay using the same link will be available shortly after the conclusion of the live broadcast and will continue through March 12, 2004.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company’s operations, changes in nationwide employment and injury rate trends, interruption in its data processing capabilities, operational, financing and strategic risks related to the Company’s capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company’s services, and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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Concentra Reports Fourth Quarter Results

February 11, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
REVENUE:
Health Services	$131,481	$117,240	$511,387	$471,968
Network Services	71,280	61,646	260,159	230,299
Care Management Services	66,646	71,206	279,142	296,783

Total revenue	269,407	250,092	1,050,688	999,050

COST OF SERVICES:
Health Services	110,977	104,012	421,663	406,164
Network Services	41,039	34,468	147,350	138,218
Care Management Services	59,816	65,529	248,312	267,054

Total cost of services	211,832	204,009	817,325	811,436

Total gross profit	57,575	46,083	233,363	187,614
General and administrative expenses	33,012	28,717	122,949	106,222
Amortization of intangibles	962	1,060	3,933	3,776
Unusual charges	—	(1,200)	—	(1,200)

Operating income	23,601	17,506	106,481	78,816

Interest expense, net	13,374	15,027	56,318	63,582
(Gain) loss on fair value of hedging arrangements	—	(1,307)	(9,869)	7,589
Loss on early retirement of debt	—	513	7,837	7,894
Other, net	505	145	2,692	(1,275)

Income before income taxes	9,722	3,128	49,503	1,026
Provision (benefit) for income taxes [1]	(3,798)	9,191	6,214	10,634

Net income (loss) [1]	$13,520	$(6,063)	$43,289	$(9,608)

Note:

[1]	The Company’s financial statements for the three months and year ended December 31, 2002, have been restated to reflect a non-cash adjustment to increase its tax provision by recording an additional deferred income tax valuation allowance of $6,055,000. This adjustment relates to the Company’s determination that a portion of its deferred income tax liabilities which arose during 2002 in connection with the cessation of its amortization of goodwill under Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” could not be utilized to support the realization of its deferred tax assets. These non-cash adjustments to the Company’s tax provision and deferred income tax asset accounts did not affect the Company’s revenue, operating income, net cash flows provided by operating activities, Adjusted EBITDA, taxes payable or net operating loss carry-forwards.

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Concentra Reports Fourth Quarter Results

February 11, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2003	December 31, 2002
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$42,621	$19,002
Accounts receivable, net	170,444	167,561
Prepaid expenses and other current assets [1]	40,084	27,770

Total current assets	253,149	214,333

PROPERTY AND EQUIPMENT, NET	120,101	134,981

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	483,773	486,231

OTHER ASSETS	17,969	15,146

	$874,992	$850,691

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	4,841	3,825
Accounts payable and accrued expenses	130,881	108,049

Total current liabilities	135,722	111,874

LONG-TERM DEBT, NET	654,393	476,001

DEFERRED INCOME TAXES AND OTHER LIABILITIES [1]	40,867	58,628

FAIR VALUE OF HEDGING ARRANGEMENTS	—	33,472

STOCKHOLDER’S EQUITY	44,010	170,716

	$874,992	$850,691

Note:

[1]	The Company’s financial statements for the three months and year ended December 31, 2002, have been restated to reflect a non-cash adjustment to increase its tax provision by recording an additional deferred income tax valuation allowance of $6,055,000. Please see note on Page 4.

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Concentra Reports Fourth Quarter Results

February 11, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2003	2002
OPERATING ACTIVITIES:
Net income (loss) [1]	$43,289	$(9,608)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	46,299	42,957
Amortization of intangibles	3,933	3,776
Write-off of deferred financing costs	7,837	1,588
Write-off of fixed assets	662	135
(Gain) loss on change in fair value of hedging arrangements	(9,869)	7,589
Unusual charges	—	(1,200)
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable, net	(2,083)	13,118
Prepaid expenses and other assets [1]	(9,009)	6,385
Accounts payable and accrued expenses [1]	32,529	(8,774)

Net cash provided by operating activities	113,588	55,966

INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(6,237)	(1,726)
Proceeds from the licensing of internally-developed software	—	515
Purchase of property, equipment and other assets	(29,648)	(35,074)

Net cash used in investing activities	(35,885)	(36,285)

FINANCING ACTIVITIES:
Borrowings (payments) under the revolving credit facility	—	(6,000)
Payment of deferred financing costs	(13,152)	(3,321)
Proceeds from the issuance of debt	518,450	3,960
Repayments of debt	(340,485)	(80,615)
Payment to terminate hedging arrangements	(23,603)	—
Proceeds from prepaid interest on issued debt	768	—
Distributions to minority interests	(2,316)	(1,935)
Contribution to parent	(193,912)	—
Proceeds from the issuance of common stock to parent	—	52,955
Contribution from the issuance of common stock by parent	266	25,370
Other	(100)	(43)

Net cash provided by (used in) by financing activities	(54,084)	(9,629)

NET INCREASE IN CASH	23,619	10,052
CASH, BEGINNING OF PERIOD	19,002	8,950

CASH, END OF PERIOD	$42,621	$19,002

Note:

[1]	The Company’s financial statements for the three months and year ended December 31, 2002, have been restated to reflect a non-cash adjustment to increase its tax provision by recording an additional deferred income tax valuation allowance of $6,055,000. Please see note on Page 4.

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Concentra Reports Fourth Quarter Results

February 11, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Net income (loss) [1]	$13,520	$(6,063)	$43,289	$(9,608)

Provision (benefit) for income taxes [1]	(3,798)	9,191	6,214	10,634
Interest expense, net	13,374	15,027	56,318	63,582
Depreciation expense	12,160	10,913	46,299	42,957
Amortization of intangibles	962	1,060	3,933	3,776

EBITDA	36,218	30,128	156,053	111,341

(Gain) loss on fair value of hedging arrangements	—	(1,307)	(9,869)	7,589
Loss on early retirement of debt	—	513	7,837	7,894
Unusual charges	—	(1,200)	—	(1,200)
Minority share of depreciation, amortization and interest	(187)	(471)	(751)	(2,195)

Adjusted EBITDA	$36,031	$27,663	$153,270	$123,429

Computations of Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) have been provided in this press release due to the use of this measure by the holders of the Company’s 13% senior subordinated notes and 9.5% senior subordinated notes, and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to Adjusted EBITDA. Adjusted EBITDA is disclosed because compliance with the liquidity covenants included in these agreements is considered material to the Company. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of Adjusted EBITDA has been prepared in accordance with the requirements of the indenture that relates to its 13% senior subordinated notes and 9.5% senior subordinated notes. Adjusted EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

Note:

[1]	The Company’s financial statements for the three months and year ended December 31, 2002, have been restated to reflect a non-cash adjustment to increase its tax provision by recording an additional deferred income tax valuation allowance of $6,055,000. Please see note on Page 4.

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Concentra Reports Fourth Quarter Results

February 11, 2004

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Supplemental Information

We use certain operating metrics to measure aspects of our operations. Additionally, from time to time, we provide estimates of our possible future financial performance. Our disclosure to you of this information is conditioned in its entirety by the provisions, risk factors and cautionary statements provided for you in the main text of this press release. It is being provided solely to ensure full and fair disclosure to investors in the Company’s existing debt instruments and for no other purpose.

Operating Metrics and Information:

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Health centers at period end	250	244	250	244
Total visits to health centers	1,285,525	1,204,902	5,242,515	5,147,418

Same-center performance [a]:
Injury-related visits %	50.6%	52.0%	50.1%	50.5%
Visits per business day growth	4.8%	0.6%	0.9%	(2.2)%
Revenue per visit growth	1.1%	1.9%	2.5%	1.3%
Revenue per business day growth	6.0%	2.5%	3.4%	(0.9)%
Revenue (in thousands) [b]	$108,651	$102,539	$445,055	$430,521

Current 2004 performance guidance:

All guidance is subject to immediate change and no public update or notice. All amounts are approximate.

Revenue:	5% to 7% growth over the prior year.
Adjusted EBITDA [c]:	$160 to $165 million.
Capital Expenditures:	$35 to $40 million.

Notes:

[a]	Our same-center comparisons represent all centers that Health Services has operated for the previous two full years and includes the effects of any centers acquired and subsequently consolidated into existing centers.
[b]	Excludes ancillary services, on-site services and centers acquired within the previous two full years.
[c]	Please refer to the discussion on Page 7 of this press release concerning the Company’s computation and use of Adjusted EBITDA.

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